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EXHIBIT 10.2

                               MAC WORLDWIDE, INC.

                               AMENDMENT AGREEMENT


     THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into as of this 20th day of December, 2001, by and among MAC Worldwide, Inc., a Delaware corporation ("MAC" or "Purchaser"), and Vincenzo Cavallo ("Vincenzo"), an individual and Anthony Cavallo ("Anthony"), an individual (collectively known as the "Sellers" and together with MAC as the "Parties").

     WHEREAS, the Parties entered into a Common Stock Purchase Agreement dated December 20, 2000 (the "Agreement") pursuant to which the Sellers agreed to transfer and deliver to MAC all of the issued and outstanding capital stock of Mimi & Coco, Inc., a Canadian corporation, in exchange for an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of the Company's common stock, par value $.001 per share; and

     WHEREAS,  the  Parties  desire to make certain amendments to the Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the Parties intending to be legally bound hereby agree as follows:

1.          Number  of  Shares  of Common Stock to be Issued.  Article II of the
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Agreement  is  hereby  amended  by  adding  Section  2.2 Condition Subsequent to
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Closing;  Future  Issuances,  which  Section  2.2  shall  read  as  follows:
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     "Section  2.2  Condition  Subsequent  to Closing; Future Issuances.  If, by
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June  14, 2002, the Company does not raise Two Hundred Sixty Thousand ($260,000)
dollars through its private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, by offering up to Two Million Six Hundred Thousand (2,600,000) shares of its common stock (the "Condition"), each of Anthony and Vincenzo shall be issued an additional One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company's common stock, par value $.001. It being the absolute and unequivocal intention of each of the Parties that the number of shares of common stock that will be held by each of the Sellers in connection with the transactions contemplated by the Agreement and in the event the Condition is not realized, be an amount equal to Two Million Five Hundred Thousand (2,500,000)."

2.          Terms  of  Agreement.  Any  term  or  condition  contained  in  the
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Agreement  and  not otherwise amended pursuant to this Amendment shall remain in full  force  and  effect  in  each  and  every  respect.

3.          Governing Law.  This Amendment shall be governed by and construed in
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accordance  with  the  laws  of  the  State of New York without giving effect to principles  of  conflicts  or  choice  of  laws  thereof.

4.          Counterparts.  This  Amendment may be executed in counterparts, each
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of  which  shall  be  deemed an original, and all of which, when taken together, shall  constitute  one  and  the  same  instrument.

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     IN  WITNESS  WHEREOF,  the  Parties hereto have executed and delivered this
Amendment  as  of  the  date  first  written  above.

SELLERS:                              PURCHASER:

                                      MAC  Worldwide,  Inc.


By: ___________________               By:_________________________
      Vincenzo  Cavallo               Steven  Katz,  President




By: __________________
      Anthony  Cavallo






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